EFFECTIVE NOVEMBER 4, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 4, 2010

Key Tronic Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington	99216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 928-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT

On November 4, 2010, Key Tronic Corporation (the “Company”) entered into a Loan Modification Agreement (the “Modification”) with respect to the Credit Agreement and Revolving Line of Credit Note (the “Note”) each dated as of August 19 2009, between the Company and Wells Fargo Bank, N.A. (the “Lender”). The Modification extends the maturity date of the note to October 15, 2013 and increases the principal amount available under the note from $20 million to $30 million. The Modification amends the Funded Debt to EBITDA financial covenant in the Credit Agreement to provide that the Company will not allow the ratio of Funded Debt to EBITDA, measured quarterly on a trailing four (4) quarter basis, to exceed (i) 3.00 to 1.00, for quarters ending on or prior to April 3, 2012, or (ii) 2.50 to 1.00, for quarters ending on or after July 3, 2012.

The foregoing is only a summary of the Modification and is qualified by reference to the complete form of the Modification attached to this report as Exhibit 10.1, which is incorporated herein by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Reference is made to Item 1.01 of this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Loan Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)
Date: November 4, 2010
	By:	/S/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President of Administration, CFO and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Modification Agreement